Rudolph, Palitz LLP
                        Certified Public Accountants
                     620 W. Germantown Pike, Suite 400
                         Plymouth Meeting, PA 19462
                               (610) 941-0900
                             Fax (610) 941-6658


                                             March 17, 1997



Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, DC 20549

Dear Sir:

     We have read Item 4 included in the attached Form 8-K, dated
March 14, 1997 of US WATS, Inc. to be filed with the Securities and Exchange Commission and are in agreement with statements contained therein.

                                             Very truly yours,

                                             /s/ Rudolph, Palitz LLP
                                             -------------------------
                                             Rudolph, Palitz LLP

CC: Chris Shannon, C.F.O.
    US WATS, Inc.